UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2000
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                           Integrated Technology Group

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       (Exact name of small business issuer as specified in its charter)


Nevada                              333-63063                        87-058319
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(State or other jurisdiction    (Commission File          (I.R.S.Employer-
of incorporation)                 Number)                   Identification No.)

301 West Main, Suite 500, Ardmore, OK                                  94116
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code: (508) 226-0511





(Former name, former address and former fiscal year, if changed since last report)



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Item 4. Changes in Registrant's Certifying Accountant.

         Effective December 1, 2000, Integrated Technology Group (the "Company") appointed Lane Gorman Trubitt LLP as its independent auditors for the fiscal year ending June 30, 2001 to replace the firm of HJ & Associates, LLC (the "Accountant") which was dismissed as auditors of the Company contemporaneously therewith and has been asked to furnish a letter to the Securities & Exchange Commission to the effect that it has no material disagreements with the statements made in this Item 4. The firm of Lane Gorman Trubitt LLP has acted as the independent auditor of Safe Tire Disposal Corporation prior to the acquisition of that firm by the Company after the fiscal year ended June 30, 2000.

         Management represents as follows:

                  (a) HJ & Associates LLP modified its opinion relating to financial statements for the fiscal year ended June 30, 2000, on the assumption that the Company would continue as a going concern. The predecessor of HJ & Associates, LLP was Jones, Jensen & Company, issued a similar opinion for the financial statements relating to the year ended June 30, 1999. With the exception of the foregoing, there have been no disputes between management and the auditors and the auditors' reports contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

                  (b) The decision to change independent accountants has been approved by the Company's Board of Directors.

                  (c) During the registrant's two most recent fiscal years and any subsequent interim period there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The registrant has authorized the Accountant to respond fully to the inquiries of the successor accountant, which as of the date hereof has not been appointed.

                  (d) The Accountant expressed no disagreement or difference of opinion regarding any "reportable" event as that term is defined in
         Item 304(a)(1)(iv) of Regulation S-K, including but not limited to:

                           (i) the Accountant has not advised the registrant
                  that the internal controls necessary for the registrant to develop reliable financial statements do not exist;

                           (ii) the Accountant has not advised the registrant
                  that information has come to the Accountant's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

                           (iii) the Accountant has not advised the registrant
                  of the need to expand significantly the scope of its audit, or notified the registrant that information has come to the Accountant's attention that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or
                  (B) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and due to the Accountant's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the Accountant did not so expand the scope of its audit or conduct such further investigation;

                           (iv) the Accountant has not advised the registrant
                  that information has come to the Accountant's attention that it has concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to the Accountant's resignation, or for any other reason, the issue has not been resolved to the Accountant's satisfaction prior to its resignation.



                  (e) The registrant has provided the Accountant with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K. The registrant has requested that the Accountant furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant. The Company has appended such letter hereto as Exhibit 16.

    Item 7.  Financial Statements and Exhibits.

    Exhibit 16. Letter re change in certifying accountant.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: January 11, 2000
                                               Integrated Technology Group


                                               /s/ H. Scott Holden
                                               --------------------------------
                                               H. Scott Holden, President